Exhibit 99.2

Contact:	FOR RELEASE:
Doug Bettisworth	July 28, 2025
Vice President, Corporate Finance
(310) 481-8585

KILROY REALTY CORPORATION REPORTS
SECOND QUARTER FINANCIAL RESULTS
---------------
LOS ANGELES, July 28, 2025 - Kilroy Realty Corporation (NYSE: KRC) (“Kilroy” or the “Company”)
today reported financial results for its second quarter ended June 30, 2025.
“We are pleased to report on a strong quarter of execution across every facet of our business,” reported
Angela Aman, CEO. “Leasing momentum accelerated during the quarter, resulting in over 400,000 square feet of lease executions. In addition, we were active on the capital recycling front, with significant progress recently made on both the monetization of land in our future development pipeline and on dispositions of non-strategic operating properties, as institutional interest in West Coast office assets continues to improve.”
Financial Results
•Revenues of $289.9 million for the quarter ended June 30, 2025, as compared to $280.7 million for the quarter ended June 30, 2024
•Net income available to common stockholders of $68.4 million, or $0.57 per diluted share, for the quarter ended June 30, 2025, as compared to $49.2 million, or $0.41 per diluted share, for the quarter ended June 30, 2024
•Funds from operations (“FFO”) of $135.9 million, or $1.13 per diluted share, for the quarter ended
June 30, 2025, as compared to $132.6 million, or $1.10 per diluted share, for the quarter ended June
30, 2024
Leasing and Occupancy
•Stabilized Portfolio was 80.8% occupied and 83.5% leased at June 30, 2025, representing 270 basis points of leases signed that have not commenced
•During the quarter, signed approximately 423,000 square feet of leases
◦Leasing activity was comprised of 225,000 square feet of new leasing on previously vacant space, 26,000 square feet of new leasing on currently occupied space, and 172,000 square feet of renewal leasing
▪Included 63,000 square feet of development and First Generation leasing, highlighted by an approximately 25,000 square foot lease at the 4690 Executive Drive redevelopment project, as well as 77,000 square feet of short-term leasing
•GAAP and cash rents on leases signed during the quarter decreased 11.2% and 15.2%, respectively, from prior levels on Second Generation leasing, excluding short-term leasing

Dispositions / Held for Sale
•In June, completed the sale of 501 Santa Monica Boulevard, an approximately 79,000 square foot operating property in West Los Angeles for gross sales proceeds of $40.0 million ($509 per square foot)
•During the quarter, classified a four building campus in Silicon Valley as Held for Sale. The campus totals approximately 663,000 square feet and the sale is expected to close late in the third quarter for gross sales proceeds of $365.0 million ($550 per square foot)
•As previously disclosed, in April, entered into an agreement, subject to a non-refundable deposit, to sell a portion of the land at Santa Fe Summit for $38.0 million in gross sales proceeds. The transaction represents approximately five acres of the 22-acre site and is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026
Dividend
•The Board declared and paid a regular quarterly cash dividend on its common stock of $0.54 per share, equivalent to an annual rate of $2.16 per share. The dividend was paid on July 9, 2025 to stockholders of record on June 30, 2025 (the ex-dividend date)
Recent Developments
•Subsequent to quarter end, entered into an agreement, subject to a non-refundable deposit, for the sale of 1633 26th Street for gross sales proceeds of $41.0 million. The transaction is anticipated to close upon the receipt of entitlements, which is expected to occur in 2026

Net Income Available to Common Stockholders / FFO Guidance and Outlook
The Company is updating Nareit-defined FFO per share guidance for the full year 2025 to a range of $4.05 to $4.15 per diluted share, from the previous range of $3.85 to $4.05 per diluted share.

Key Assumptions	May 2025 Assumptions	July 2025 Assumptions
Same Property Cash Net Operating Income (“NOI”) growth (1)(2)	(1.5%) to (3.0%)	(1.0%) to (2.0%)
Average full year occupancy	80% to 82%	80.5% to 81.5%
GAAP lease termination fee income	+/- $3 million	+/- $13 million (3)
Non-Cash GAAP NOI adjustments (4)	$2 million to $5 million	$4 million to $6 million
General and administrative and Leasing costs	$83 million to $85 million	$83 million to $85 million
Interest income	+/- $6.0 million	+/- $4.5 million
Capitalized interest	—	$81 million to $83 million (5)
Total development spending	$100 million to $200 million	$100 million to $200 million

	Full Year 2025 Range as of May 2025		Full Year 2025 Range as of July 2025
	Low End	High End	Low End	High End
	$ and shares/units in thousands, except per share/unit amounts
Net income available to common stockholders per share - diluted	$1.08	$1.29	$1.44	$1.54

Weighted average common shares outstanding - diluted (6)	118,765	118,765	118,765	118,765

Net income available to common stockholders	$128,000	$153,000	$170,874	$182,914
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	1,350	1,450	2,800	2,800
Net income attributable to noncontrolling interests in consolidated property partnerships	21,000	21,500	23,300	23,300
Depreciation and amortization of real estate assets	342,500	342,500	341,600	341,600
Gain on sale of depreciable operating property	—	—	(16,554)	(16,554)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(29,250)	(30,750)	(34,400)	(34,400)
Funds From Operations (2)	$463,600	$487,700	$487,620	$499,660

Weighted average common shares/units outstanding – diluted (7)	120,400	120,400	120,400	120,400

Nareit Funds From Operations per common share/unit – diluted (2)	$3.85	$4.05	$4.05	$4.15

 ________________________
(1)Commencing January 1, 2025, the Company began excluding lease termination fee income from NOI and Cash NOI. Same Property Cash NOI growth guidance for 2025 excludes the impact of lease termination fee income.
(2)For additional information, please refer to pages 35-37 “Non-GAAP Supplemental Measures” of our Supplemental Financial Report furnished on Form 8-K for management statements on the Company’s non-GAAP measures.
(3)The increase in GAAP lease termination fee income guidance is primarily related to a lease termination fee recognized at a consolidated property partnership. As a result, the increase in GAAP lease termination fee income guidance should be evaluated in the context of the change in FFO attributable to noncontrolling interests in consolidated property partnerships in the reconciliation table above.
(4)Non-Cash GAAP NOI adjustments include the following items: Amortization of deferred revenue related to tenant-funded tenant improvements, Straight-
line rents, net, Amortization of net below market rents, and Lease related adjustments and other.
(5)July 2025 capitalized interest guidance assumes the continued capitalization of the Company’s Flower Mart project through the year-end 2025.
(6)Calculated based on estimated weighted average shares outstanding, including non-participating share-based awards and the dilutive impact of contingently issuable shares.
(7)Calculated based on the weighted average shares outstanding, including participating and non-participating share-based awards, and the dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.  Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
The Company’s guidance estimates for the full year 2025, and the reconciliation of Net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this press release, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this press release.  These guidance estimates do not include the impact on the Company’s operating results from potential future acquisitions, dispositions (including any associated gains or losses), capital markets activity, impairment charges, or any events outside of the Company’s control, as the timing and magnitude of any such events are not known at the time the Company provides guidance.  There can be no assurance that the
Company’s actual results will not differ materially from these estimates.
Conference Call and Audio Webcast
The Company’s management will discuss second quarter results and the current business environment during the Company’s July 29, 2025 earnings conference call.  The call will begin at 10:00 a.m. Pacific
Time and last approximately one hour.  To participate and obtain conference call dial-in details, register by using the following link, https://www.netroadshow.com/events/login?show=3612b464&confId=84928.
Those interested in listening via the Internet can access the conference call at https://events.q4inc.com/
attendee/431013799.  It may be necessary to download audio software to hear the conference call.
About Kilroy Realty Corporation
Kilroy is a leading U.S. landlord and developer, with operations in San Diego, Los Angeles, the San
Francisco Bay Area, Seattle, and Austin.  The Company has earned global recognition for sustainability, building operations, innovation, and design.  As a pioneer and innovator in the creation of a more sustainable real estate industry, the Company’s approach to modern business environments helps drive creativity and productivity for some of the world’s leading technology, entertainment, life science, and business services companies.
The Company is a publicly traded real estate investment trust (“REIT”) and member of the S&P MidCap
400 Index with more than seven decades of experience developing, acquiring, and managing office, life science, and mixed-use projects.
As of June 30, 2025, Kilroy’s stabilized portfolio totaled approximately 16.4 million square feet of primarily office and life science space that was 80.8% occupied and 83.5% leased.  The Company also had approximately 1,000 residential units in Hollywood and San Diego, which had a quarterly average occupancy of 93.8%.  In addition, the Company had one development project in the tenant improvement phase totaling approximately 875,000 square feet with a total estimated investment of $1.0 billion and two life science redevelopment projects in the tenant improvement phase totaling approximately 100,000 square feet with total estimated redevelopment costs of $85.0 million.
A Leader in Sustainability and Commitment to Corporate Social Responsibility
Kilroy has a longstanding commitment to sustainability and continues to be a recognized leader in our sector.  For over a decade, the Company and its sustainability initiatives have been recognized with numerous honors, including earning the GRESB five star rating and being named a sector and regional leader in the Americas.  Other honors have included the Nareit Leader in the Light Award, being listed on the Dow Jones Sustainability World Index, being named ENERGY STAR Partner of the Year, and receiving the ENERGY STAR highest honor of Sustained Excellence.
Kilroy is proud to have achieved carbon neutral operations across our portfolio since 2020. The Company also has a longstanding commitment to maintain high levels of LEED, Fitwell, and ENERGY STAR certifications across the portfolio.
Kilroy is committed to cultivating a company culture that makes a positive difference in our employees’
lives by focusing on development, celebrating our unique backgrounds, promoting employee health and wellness, and dedicating ourselves to being a responsible corporate citizen through our community service and philanthropic efforts.
More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-
looking statements are based on our current expectations, beliefs, and assumptions, and are not guarantees of future performance.  Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends, and factors that are difficult to predict, many of which are outside of our control.
Accordingly, actual performance, results, and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results, or events.  Numerous factors could cause actual future performance, results, and events to differ materially from those indicated in the forward-looking statements, including, among others:
global market and general economic conditions, including actual and potential tariffs and periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants;
adverse economic or real estate conditions generally, and specifically, in the States of California, Texas, and
Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’
businesses, including bankruptcy, lack of liquidity or lack of funding, and the impact labor disruptions or strikes, such as episodic strikes in the entertainment industry, may have on our tenants’ businesses; our ability to re-lease property at or above current market rates; reduced demand for office space, including as a result of remote working and flexible working arrangements that allow work from remote locations other than an employer's office premises; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service, and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; changes in interest rates and the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment, and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices, or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed, and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use, and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement, and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations, or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition, and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; risks associated with climate change and our sustainability strategies, and our ability to achieve our sustainability goals; and our ability to maintain our status as a REIT.  These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2024, and our other filings with the Securities and Exchange Commission.  All forward-looking statements are based on currently available information and speak only as of the dates on which they are made.  We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information, or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues	$289,892	$280,731	$560,736	$559,312

Net income available to common stockholders	$68,449	$49,211	$107,457	$99,131

Weighted average common shares outstanding – basic	118,285	117,375	118,240	117,356
Weighted average common shares outstanding – diluted	118,683	117,663	118,674	117,810

Net income available to common stockholders per share – basic	$0.58	$0.41	$0.91	$0.83
Net income available to common stockholders per share – diluted	$0.57	$0.41	$0.90	$0.83

Funds From Operations (1)(2)	$135,891	$132,587	$258,201	$266,310

Weighted average common shares/units outstanding – basic (3)	119,848	120,034	119,799	119,847
Weighted average common shares/units outstanding – diluted (4)	120,246	120,322	120,233	120,301

Funds From Operations per common share/unit – basic (2)	$1.13	$1.10	$2.16	$2.22
Funds From Operations per common share/unit – diluted (2)	$1.13	$1.10	$2.15	$2.21

Common shares outstanding at end of period			118,294	117,385
Common partnership units outstanding at end of period			1,151	1,151
Total common shares and units outstanding at end of period			119,445	118,536

			June 30, 2025	June 30, 2024
Stabilized office portfolio occupancy rates: (5)
Los Angeles			74.4%	73.9%
San Diego			85.0%	88.5%
San Francisco Bay Area			84.8%	90.1%
Seattle			78.5%	83.1%
Austin			79.9%	72.3%
Weighted average total			80.8%	83.7%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles			4,262	4,338
San Diego			2,871	2,776
San Francisco Bay Area			5,507	6,171
Seattle			2,996	2,996
Austin			759	759
Total			16,395	17,040
________________________
(1)Reconciliation of Net income available to common stockholders to Funds From Operations available to common stockholders and unitholders and management statement on Funds From Operations are included after the Consolidated Statements of Operations.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., nonvested stock and certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Occupancy percentages and total square feet reported are based on the Company’s stabilized office portfolio for the periods presented.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	June 30, 2025	December 31, 2024
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$1,627,754	$1,750,820
Buildings and improvements	8,427,405	8,598,751
Undeveloped land and construction in progress	2,364,938	2,309,624
Total real estate assets held for investment	12,420,097	12,659,195
Accumulated depreciation and amortization	(2,877,165)	(2,824,616)
Total real estate assets held for investment, net	9,542,932	9,834,579
Real estate and other assets held for sale, net	255,795	—
Cash and cash equivalents	193,129	165,690
Marketable securities	31,629	27,965
Current receivables, net	11,718	11,033
Deferred rent receivables, net	436,964	451,996
Deferred leasing costs and acquisition-related intangible assets, net	208,266	225,937
Right of use ground lease assets	128,674	129,222
Prepaid expenses and other assets, net	58,725	51,935
TOTAL ASSETS	$10,867,832	$10,898,357

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net	$595,212	$598,199
Unsecured debt, net	4,002,507	3,999,566
Accounts payable, accrued expenses, and other liabilities	273,600	285,011
Ground lease liabilities	128,030	128,422
Accrued dividends and distributions	64,985	64,850
Deferred revenue and acquisition-related intangible liabilities, net	131,606	142,437
Rents received in advance and tenant security deposits	73,561	71,003
Liabilities related to real estate assets held for sale	4,887	—
Total liabilities	5,274,388	5,289,488
EQUITY:
Stockholders’ Equity
Common stock	1,183	1,181
Additional paid-in capital	5,216,320	5,209,653
Retained earnings	148,952	171,212
Total stockholders’ equity	5,366,455	5,382,046
Noncontrolling Interests
Common units of the Operating Partnership	52,192	52,472
Noncontrolling interests in consolidated property partnerships	174,797	174,351
Total noncontrolling interests	226,989	226,823
Total equity	5,593,444	5,608,869
TOTAL LIABILITIES AND EQUITY	$10,867,832	$10,898,357

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
REVENUES
Rental income	$285,071	$275,919	$551,315	$550,809
Other property income	4,821	4,812	9,421	8,503
Total revenues	289,892	280,731	560,736	559,312

EXPENSES
Property expenses	58,575	59,279	117,289	116,599
Real estate taxes	26,765	29,009	55,130	58,248
Ground leases	3,019	2,996	6,039	5,748
General and administrative expenses	18,475	18,824	35,376	36,116
Leasing costs	2,277	2,119	5,150	4,398
Depreciation and amortization	87,625	87,151	174,744	175,182
Total expenses	196,736	199,378	393,728	396,291

OTHER INCOME (EXPENSES)
Interest income	512	10,084	1,646	23,274
Interest expense	(30,844)	(36,763)	(61,992)	(75,634)
Other income (expense) (1)	190	(127)	33	(414)
Gain on sale of depreciable operating property	16,554	—	16,554	—
Total other expenses	(13,588)	(26,806)	(43,759)	(52,774)

NET INCOME	79,568	54,547	123,249	110,247

Net income attributable to noncontrolling common units of the Operating Partnership	(663)	(458)	(1,038)	(960)
Net income attributable to noncontrolling interests in consolidated property partnerships	(10,456)	(4,878)	(14,754)	(10,156)
Total income attributable to noncontrolling interests	(11,119)	(5,336)	(15,792)	(11,116)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$68,449	$49,211	$107,457	$99,131

Weighted average shares of common stock outstanding – basic	118,285	117,375	118,240	117,356
Weighted average shares of common stock outstanding – diluted	118,683	117,663	118,674	117,810

Net income available to common stockholders per share – basic	$0.58	$0.41	$0.91	$0.83
Net income available to common stockholders per share – diluted	$0.57	$0.41	$0.90	$0.83
________________________
(1)Commencing January 1, 2025, the Company began presenting a new line item, Other income (expense), which includes tax expenses, acquisition and disposition expenses, and income or expenses related to environmental and sustainability initiatives, all of which were previously included in General and administrative expenses. Historical amounts for
General and administrative expenses and Other income (expense) have been revised to conform with the current period presentation.

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income available to common stockholders	$68,449	$49,211	$107,457	$99,131
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	663	458	1,038	960
Net income attributable to noncontrolling interests in consolidated property partnerships	10,456	4,878	14,754	10,156
Depreciation and amortization of real estate assets	86,243	85,589	171,978	172,049
Gain on sale of depreciable operating property	(16,554)	—	(16,554)	—
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(13,366)	(7,549)	(20,472)	(15,986)
Funds From Operations(1)(2)(3)	$135,891	$132,587	$258,201	$266,310

Weighted average common shares/units outstanding – basic (4)	119,848	120,034	119,799	119,847
Weighted average common shares/units outstanding – diluted (5)	120,246	120,322	120,233	120,301

Funds From Operations per common share/unit – basic (2)	$1.13	$1.10	$2.16	$2.22
Funds From Operations per common share/unit – diluted (2)	$1.13	$1.10	$2.15	$2.21
 ________________________
(1)The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018
Restated White Paper on FFO approved by the Board of Governors of Nareit.  The White Paper defines FFO as net income or loss (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.  The reconciling items include amounts to adjust earnings from consolidated partially-owned entities and equity in earnings of unconsolidated affiliates to FFO. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.
Management believes that FFO is a useful supplemental measure of the Company’s operating performance.  The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the
Company’s activity and assists in comparing those operating results between periods.  Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.
Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient.  Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing, and investing activities than the required GAAP presentations alone would provide.
FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

(2)Reported amounts are attributable to common stockholders, common unitholders, and restricted stock unitholders.
(3)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $3.8 million and $4.4 million for the three months ended June 30, 2025 and 2024, respectively, and $7.5 million and $10.9 million for the six months ended
June 30, 2025 and 2024, respectively.
(4)Calculated based on weighted average shares outstanding, including participating share-based awards (i.e., certain time-based restricted stock units) and assuming the exchange of all common limited partnership units outstanding.
(5)Calculated based on weighted average shares outstanding, including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.